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                                  EXHIBIT 23.1

                Consent of Ernst & Young LLP Independent Auditors


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the SSE Telecom, Inc. 1997 Equity Participation Plan of our report dated December 4, 1997, with respect to the consolidated financial statements and schedule of SSE Telecom, Inc. included in its Annual Report (Form 10-K) for the year ended September 27, 1997, filed with the Securities and Exchange Commission.


                                                /s/ ERNST & YOUNG LLP

San Jose, California
April 30, 1998

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